STAR Funds Shareholder Report Proxy Voting Results

At a special meeting of shareholders on July 2, 2009, fund shareholders approved the following two proposals:

Proposal 1- Elect trustees for the fund.*

The individuals listed in the table below were elected as trustees for the fund. All trustees with the exception of Messrs. McNabb and Volanakis (both of whom already served as directors of The Vanguard Group, Inc.) served as trustees to the fund prior to the shareholder meeting.

Trustee                           For             Withheld       Percentage For
John J. Brennan         3,238,376,491           48,158,442              98.5%
Charles D. Ellis        3,220,296,621           66,238,311              98.0%
Emerson U. Fullwood     3,234,626,268           51,908,665              98.4%
Rajiv L. Gupta          3,233,667,602           52,867,331              98.4%
Amy Gutmann             3,235,485,956           51,048,977              98.4%
JoAnn Heffernan Heisen  3,236,403,610           50,131,323              98.5%
F. William McNabb III   3,236,819,920           49,715,013              98.5%
Andre F. Perold         3,232,519,097           54,015,835              98.4%
Alfred M. Rankin, Jr.   3,236,021,880           50,513,052              98.5%
Peter F. Volanakis      3,238,134,065           48,400,867              98.5%
*  Results are for all funds within the same trust

Proposal 2: - Update and standardize the fund's fundamental policies regarding:

(a) Purchasing and selling real estate.
(b) Issuing senior securities.
(c) Borrowing money.
(d) Making loans.
(e) Purchasing and selling commodities.
(f) Concentrating investments in a particular industry or group of industries.
(g) Eliminating outdated fundamental investment policies not required by law.

The revised fundamental policies are clearly stated and simple, yet comprehensive, making oversight and compliance more efficient than under the former policies. The revised fundamental policies will allow the fund to respond more quickly to regulatory and market changes, while avoiding the costs and delays associated with successive shareholder meetings.

                    For      Abstain       Against          Broker    Percentage
                                                         Non Votes           For
STAR Fund
2a          511,715,969   10,770,276    20,605,010      16,152,401         91.5%
2b          509,878,055   12,684,550    20,528,652      16,152,400         91.2%
2c          500,267,023   12,148,510    30,675,723      16,152,401         89.5%
2d          502,987,781   12,509,081    27,594,393      16,152,401         89.9%
2e          503,217,062   11,480,529    28,393,665      16,152,400         90.0%
2f          505,177,082   11,949,760    25,964,412      16,152,402         90.3%
2g          512,913,509   11,151,329    19,026,417      16,152,402         91.7%


Developed Markets Index Fund
2a          182,188,405    1,795,124     1,757,729      20,423,838         88.4%
2b          181,862,892    2,043,196     1,835,170      20,423,838         88.2%
2c          181,641,819    1,794,713     2,304,726      20,423,838         88.1%
2d          181,932,601    1,666,963     2,141,694      20,423,838         88.2%
2e          181,845,903    1,858,565     2,036,791      20,423,837         88.2%
2f          182,216,413    1,833,528     1,691,318      20,423,837         88.4%
2g          179,635,889    2,088,257     4,017,114      20,423,836         87.1%

Institutional Developed Markets Index Fund

2a          317,210,967    2,334,834       793,162      22,451,728         92.5%
2b          317,217,690    2,338,549       782,723      22,451,729         92.5%
2c          309,185,633    3,411,750     7,741,577      22,451,730         90.2%
2d          309,183,302    3,411,160     7,744,500      22,451,728         90.2%
2e          309,493,827    2,339,604     8,505,532      22,451,728         90.3%
2f          310,294,700    2,340,029     7,704,233      22,451,728         90.5%
2g          317,237,196    2,344,910       756,858      22,451,277         92.5%

Lifestrategy Income Fund
2a           90,150,834    1,307,410     2,322,804       3,877,614         92.3%
2b           90,253,225    1,377,648     2,150,175       3,877,614         92.4%
2c           89,069,424    1,456,738     3,254,887       3,877,613         91.2%
2d           89,172,563    1,615,205     2,993,282       3,877,613         91.3%
2e           89,212,152    1,588,019     2,980,876       3,877,615         91.4%
2f           89,771,191    1,427,013     2,582,844       3,877,614         91.9%
2g           86,679,253    1,484,555     5,617,241       3,877,613         88.8%

Lifestrategy Conservative Growth Fund
2a          266,481,648    3,586,651     4,117,608       6,222,727         95.0%
2b          265,176,288    5,047,590     3,962,031       6,222,726         94.6%
2c          264,231,684    4,317,363     5,636,862       6,222,725         94.2%
2d          264,619,027    4,176,952     5,389,928       6,222,726         94.4%
2e          264,623,693    3,788,572     5,773,644       6,222,725         94.4%
2f          265,003,061    3,997,164     5,185,686       6,222,723         94.5%
2g          267,557,558    3,684,633     2,943,717       6,222,726         95.4%

Lifestrategy Moderate Growth Fund
2a          313,314,163    2,860,791     5,839,910       4,408,232         96.0%
2b          312,797,864    3,338,496     5,878,502       4,408,233         95.8%
2c          310,356,051    3,237,415     8,421,395       4,408,234         95.1%
2d          310,561,176    3,712,536     7,741,150       4,408,234         95.1%
2e          311,045,903    3,597,288     7,371,670       4,408,234         95.3%
2f          311,046,843    3,445,942     7,522,077       4,408,233         95.3%
2g          314,267,548    3,094,727     4,652,588       4,408,233         96.3%

Lifestrategy Growth Fund
2a          244,332,512    2,820,704     5,769,427       6,181,058         94.3%
2b          244,269,987    3,291,624     5,361,032       6,181,059         94.3%
2c          242,292,665    3,080,139     7,549,840       6,181,058         93.5%
2d          243,266,919    3,045,298     6,610,425       6,181,060         93.9%
2e          243,349,414    2,985,041     6,588,188       6,181,059         93.9%
2f          243,651,565    3,187,478     6,083,601       6,181,058         94.0%
2g          245,920,113    3,152,549     3,849,981       6,181,058         94.9%

Total International Stock Index Fund
2a        1,138,131,010   17,097,227    17,608,824      41,904,334         93.7%
2b        1,135,047,690   19,118,004    18,671,370      41,904,332         93.4%
2c        1,119,835,712   18,241,236    34,760,115      41,904,334         92.2%
2d        1,131,113,987   18,846,974    22,876,098      41,904,337         93.1%
2e        1,130,558,058   17,941,370    24,337,635      41,904,333         93.1%
2f        1,133,772,758   18,342,806    20,721,497      41,904,335         93.3%
2g        1,140,037,356   18,409,449    14,390,717      41,903,874         93.9%

Fund shareholders did not approve the following proposal:

Proposal 3 - Institute procedures to prevent holding investments in companies that, in the judgment of the board, substantially contribute to genocide or crimes against humanity, the most egregious violations of human rights. The trustees recommended a vote against this proposal because it called for procedures that duplicate existing practices and procedures of the Vanguard funds.

                            For     Abstain     Against     Broker    Percentage
                                                         Non Votes           For

STAR Fund              96,645,940  22,613,443 423,831,863  16,152,41      17.3%

Lifestrategy
  Moderate Growth Fund 45,151,783   6,115,542 270,747,529  4,408,242      13.8%

Total International
  Stock Index Fund    100,230,473 106,391,592 966,210,004 41,909,327      28.3%